EXHIBIT 99.1

NEWMARKET CORPORATION ANNOUNCES THE PENDING RETIREMENT OF WARREN HUANG, PRESIDENT, AFTON CHEMICAL

Richmond, VA, July 17, 2012 - NewMarket Corporation (NYSE:NEU) today announces that C.S. Warren Huang, President of Afton Chemical Corporation, intends to retire on April 1, 2013. Dr. Huang has been with the company for 32 years, and he has served in a number of areas of increasing responsibility over that time period. Included in his roles were Vice President of R&D; VP and Managing Director, Asia Pacific; and Senior VP of Fuel Additives. Dr. Huang was instrumental in the creation of Afton Chemical in 2004. Afton Chemical, under his leadership, has seen its sales revenue grow by over 175% during this period, exceeding $2 Billion for the first time in 2011.

Teddy Gottwald, CEO of NewMarket, commented, "I have had the pleasure of working with Warren for more than 20 years. He has excelled in every role he has held. As the only President Afton Chemical has had, his mark is all over Afton. In addition to driving geographic and product line expansion through our Customer Intimacy model, Warren has developed a strong team of leaders at all levels in the company, assuring our continued success. We will miss his outstanding leadership, but his legacy will live on in the hands of an experienced and capable leadership team. We all wish him well in his retirement."

Replacing Warren as President of Afton Chemical will be Robert A. Shama effective January 1, 2013. At such time, Dr. Huang will assume a senior advisory role until his retirement. See our separate announcement for more details.

NewMarket Corporation through its subsidiaries, Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated chemical blends to market-general additive components, the NewMarket family of companies provides the world with the technology to make fuels burn cleaner, engines run smoother and machines last longer.

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket's management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to: availability of raw materials and transportation systems; supply disruptions at single sourced facilities; ability to respond effectively to technological changes in our industry; failure to protect our intellectual property rights; hazards common to chemical businesses; occurrence or threat of extraordinary events, including natural disasters and terrorist attacks; competition from other manufacturers; sudden or sharp raw materials price increases; gain or loss of significant customers;  risks related to operating outside of the United States; the impact of fluctuations in foreign exchange rates; political, economic, and regulatory factors concerning our products; future governmental regulation; resolution of environmental liabilities or legal proceedings; inability to complete future acquisitions or successfully integrate recent or future acquisitions into our business and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 1A, "Risk Factors" of our 2011 Annual Report on Form 10-K, which is available to shareholders upon request.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect the company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

FOR INVESTOR INFORMATION CONTACT:

David A. Fiorenza

Investor Relations

Phone: 804.788.5555

Fax: 804.788.5688